TICKET ISSUER AGREEMENT

This Ticket Issuer Agreement ("Agreement") is entered into as of January 21, 2004 ("Effective Date"), by and between Utix Group, Inc., a Delaware corporation, whose address is 170 Cambridge Street, Burlington, Massachusetts 01803 ("Ticket Issuer") and Discover Financial Services, Inc. ("DFS"), a
Delaware Corporation, whose address is 2500 Lake Cool: Road, Riverwoods, Illinois 60015.

RECITALS

A. Ticket Issuer will design, produce, market, and make available Tickets to various individuals.

B. Ticket Issuer may offer Tickets, directly or through Clients, to consumers for sale via websites and through other distribution channels, as approved by DFS.

C. DFS operates a Network that will allow Ticketholders to purchase an experience from participating Merchants using Tickets issued by Ticket Issuer.

D. Merchants will comply with Network Operating Regulations and will Authorize and Settle according to their contracts.

E. Purchase value or sales are based on the amounts allocated to the Ticket, pursuant to the following terms governing the creation and use of these Tickets.

F. Ticketholders shall be able to use the Tickets to purchase an Experience at Merchants honoring Discover Cards. Ticketholders shall not have the ability to make cash withdrawals.

1.0     DEFINITIONS

The following definitions apply to the terms outlined within this Agreement and shall have the following meanings:

a. ACCOUNT NUMBER means the unique 16-digit number assigned by Ticket Issuer to a Ticket, as derived from the BIN.

b. AGENT means a Person approved and/or certified by DFS that will perform specified functions on behalf of Ticket Issuer.

c. AGREEMENT means this "Ticket Issuer Agreement" between the Ticket Issuer and DFS and shall include any attachments, appendices, schedules, addenda, and amendments thereto.

d AUTHORIZATION OR AUTHORIZE means the process whereby Ticket Issuer, by itself, or through one or more Agents (Including, without limitation, DFS, in the course of performing stand-in Authorization functions as described in Section 4.0 of the Operating Regulations), determines whether to approve or decline a Card Sale.

e. BIN means the range of Account Numbers allocated to Ticket Issuer by DFS.

f. CLIENT means a Person with whom Ticket Issuer has entered into an agreement to provide Tickets to certain groups of specified individuals, retailers or for a particular marketing program.

g. CLIENT PROGRAM means each separate and discrete marketing or other PROGRAM that Ticket Issuer has agreed to provide in connection with a Client. As used in this definition, a separate and discrete program is one that requires DFS to complete more than an inconsequential amount of additional operations, systems or other work in order to allow the program to operate on the Network.

h.      DISCOVER/NOVUS   ACCEPTANCE  MARK  means  the  logo  designated  in  the
        Technical Specifications Manual under Graphic Guidelines that indicates that a Card may be accepted at participating venues.

i. EXPERIENCE means an activity in which a Ticket holder engages that is provided by a business with which Ticket Issuer has contracted.

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j.      GOVERNMENTAL  REQUIREMENTS  means any local,  state or federal  laws, as they may be in effect from time to time, that are applicable to the Program.

k. ISSUER OPERATING REGULATIONS shall mean the operating regulations set forth as Exhibit A hereto that describe certain of Ticket Issuer's duties and obligations with which it must comply in order to issue Tickets that may be used in the Network.

1. MERCHANT means a party who has entered into a Merchant Services Agreement and/or a Cash Advance Participation Agreement with Discover Financial Services, Inc., that provides the terms and conditions governing the acceptance and Settlement of Card Transactions between DFS and Such Merchant.

m.      NETWORK means the Discover/NOVUS Network of Merchants.

n. PERSON means any individual human being, or any individual created at law, including without limitation, a partnership, limited liability company, government agency or corporation.

o.      PROCESSOR means a certified processor of Card and Ticket Transactions on
        the   Discover/NOVUS    Network,    including,    without    limitation,
        Authorizations and the appropriate response to be sent to the Merchant.

p. PROGRAM means the plan, described in this Agreement and the Operating Regulations, pursuant to which Ticket Issuer shall; (i) issue Tickets to Ticketholders; and (ii) use the services offered by Discover Financial Services, Inc. to facilitate the Authorization and Settlement of Card Transactions.

q.      RESERVE  ACCOUNT  shall  have  the  meaning  given  that term in Section
        2.2.f.

r. RESERVE ACCOUNT AGREEMENT means the agreement entered into between Ticket Issuer, DFS and Morgan Stanley, which the Reserve Account will be established with respect to the terms of the Reserve Account.

s.      SETTLE means the act of making a Settlement payment.

t. SETTLEMENT means respectively, (i) for DFS, amounts DFS is required to pay Merchants for Ticket Transactions, and (ii) for Ticket Issuer, an amount payable by Ticket Issuer to DFS for Ticket Transactions, as more fully described in this Agreement and Section 7.0 of the Operating Regulations.

u. START-UP DATE means the date on which both the Processor and the Network are ready to and capable of accepting and processing transactions bearing the BIN numbers assigned to Ticket Issuer.

v.      STORED  VALUE  ACCOUNT  shall  have the  meaning  given to that  term in
        Section  2.2.f.

w. Technical Specifications Manual means the document incorporated by reference into this Agreement as Exhibit B that contains technical specifications applicable to the Program.

x. TICKET means either a stored-value (i) plastic card displaying the Discover/NOVUS Acceptance Mark, or (ii) Card Account (e.g., a virtual card) that may be used for purchases in situations in which the Cardholder is not physically present at a Merchant's retail location. Tickets must be produced by an authorized production facility, and must comply with the specifications of the Technical Specifications Manual.

y. TICKET SALE means a Card Transaction by a Cardholder that is the purchase of goods or services.

z. TICKETHOLDER means an adult (i.e., person at least 18 years of age) who has purchased a Ticket issued by Ticket Issuer, or any person who is designated by the Ticketholder as an authorized user of a Ticket.

aa. TICKET TRANSACTION means a transaction involving a Ticket, including. without limitation, any of the following, a Ticket Sale, a Credit, return, a Chargeback, or an Adjustment, as such terms are defined herein or in the Issuer Operating Regulations.

2.0     PROVISION OF SERVICES

2.1     RESPONSIBILITIES OF DFS.

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2.1.a   DFS shall provide  Ticketholders  with point of sale access to Merchants pursuant to current contractual arrangements with such Merchants. DFS does not guaranty that all Merchants will accept Tickets, or that Merchants will accept all Ticket Transactions. In order to be used in the Network, Tickets must have the capability to communicate with a Processor for its Authorization and Settlement services.

2.1.b For each Ticket Sale, DFS will be responsible for Settlement of the amount of such Ticket Sale to the Merchant pursuant to the terms of DFS' Merchant Services Agreement with the Merchant.

2.1.c DFS will submit to Ticket Issuer or Ticket Issuer's Agent a Settlement transmittal file (in the form and format specified in the Technical Specifications Manual) in order for Ticket Issuer to pay DFS for Ticket Transactions.

2.1.d DFS grants Ticket Issuer a non-exclusive, non-transferable license to use Account Numbers that DFS assigns to it for the Program under this Agreement. DFS will assign a unique BIN for Ticket Issuer's Program, and the numbers in the assigned BIN shall be used only for Tickets issued under this Agreement. The initial BIN assigned by DFS to Ticket Issuer shall be sufficient to accommodate the cumulative number of account numbers set forth in Schedule 7.1 (pricing and fees) to this Agreement. DFS will release to Ticket Issuer subsets of the numbers in the BIN as needed to accommodate the scope of Client Programs about which Ticket Issuer has advised DFS pursuant to the terms of THIS AGREEMENT. Once the INITIAL BIN assignment is EXHAUSTED, AN ADDITIONAL ALLOCATION MAY BE GRANTED TO TICKET ISSUER AT THE DISCRETION OF DFS.

2.1.e DFS will provide Ticket Issuer with a copy of Technical Specifications Manual that contains the graphic specifications for the display of the Discover/NOVUS Acceptance Mark and usage of such mark on the Ticket. Ticket Issuer will submit to DFS for review copies of all art, packaging, and advertising and marketing materials related to Tickets that incorporate the Discover/NOVUS Acceptance Mark or any other references to DFS, and DFS will review all such art, packaging, and advertising and marketing materials provided by Ticket Issuer within ten
        (10) Business Days of receipt, provided that DFS must receive from Ticket Issuer and approve all art, packaging, and advertising and marketing materials prior to Ticket Issuer using such materials for any Tickets.

2.1.f DFS will certify a Processor that is able to provide processing to issuers within the Network. Only certified Processors may process transactions on the Discover/NOVUS Network.

2.1.g DFS will provide Ticket Issuer with information, in the form of DFS invoice reports, with respect to the transaction fees, license fees, and revenue share accrued and owed to DFS by Ticket Issuer for each month by the twentieth (20th) day of the next succeeding month.

2.1.h DFS will provide notification and documentation to Merchants regarding disputes, ticket retrieval and Chargeback requests. Ticket Issuer may not contact Merchants with respect to DFS issue, such as any disputes relating to DFS, ticket retrievals relating to DFS or Chargeback relating to DFS.

2.1.i DFS will administer the dispute process, determine the application of Chargeback, and provide the Ticket Issuer notification of the resolution disputes, in accordance with the Operating Regulations and Technical Specifications Manual.

2.1.j DFS shall route Ticket Transaction data to the Processor in the manner specified in the Operating Regulations and Technical Specifications Manual.

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2.11    DFS agrees that it will not  attempt to convert  any of Ticket  Issuer's
        Clients to an "Open" environment stored value card program operated by DFS once Ticket Issuer has entered into an agreement with such Client, and notified DFS of its relationship with the Client.

2.2.    RESPONSIBILITIES OF TICKET ISSUER.

2.2.a Ticket Issuer will issue Tickets within a designated BIN range assigned by DFS. Ticket Issuer must obtain DFS' prior approval of any Clients with whom Ticket Issuer desires to create a Client Program, such approval not to be unreasonably withheld, delayed or conditioned, subject to the approval guidelines of DFS. Schedule 2.2 (a) sets forth a list of unacceptable Merchant categories. Ticket Issuer may distribute Tickets pursuant to the terms of a Client Program, and shall also be permitted to distribute Tickets directly through its website and retail locations. Ticket Issuer is responsible for overall creative development, design and marketing of Tickets, including creative development of Tickets and related marketing and sales materials. Ticket Issuer agrees that the design of Tickets must comply with the specifications outlined in THE TECHNICAL SPECIFICATIONS MANUAL. TICKET ISSUER MUST PROVIDE all MARKETING MATERIALS AND Ticket designs to DFS for approval of any portions thereof that make reference to the Discover/NOVUS Acceptance Mark or any other references to DFS prior to print or distribution.

2.2.13 Tickets issued by Ticket Issuer may not be used at ATMs or for any other form of cash withdrawal. Tickets may be active when sent to a corporate client, or may be activated at a retail Client. Tickets may be loaded with value via the toll-free number or website operated by WildCard. Ticketholders will be able to obtain status and expiration information only via IVR and Web. Ticket Issuer remains liable for all sales using active tickets that have not been purchased and delivered to a corporate client or retail client.

2.2.c Ticket Issuer agrees to comply with the Operating Regulations and the Technical Specifications Manual. DFS may change the Operating Regulations or Technical Specifications Manual from time to time by sending written notice to Ticket Issuer ninety (90) days in advance. However, certain changes to the Operating Regulations may become effective immediately for security reasons. If there is any conflict between this Agreement and the Operating Regulations or Technical Specifications Manual, the terms of this Agreement will govern.

2.2.d Ticket Issuer may designate or utilize subcontractors or Agents, as provided in the Operating Regulations to perform its obligations under the Agreement, provided that Ticket Issuer has first advised DFS and received DFS' approval of any such subcontractor or Agent. Any Agent or third party used or designated by Ticket Issuer to perform services shall be deemed an Agent of Ticket Issuer for all such purposes and not DFS' Agent. Ticket Issuer shall be solely responsible for the payment of such subcontractors or Agents.

22e The Processor will approve or decline Ticket Sales based on the funds value available for the Ticket or Account being offered for use at a Merchant, and will respond with appropriate codes as sit forth in the Technical Specifications Manual. The Ticket Issuer must pay DFS the amounts identified in the daily Settlement file via Fed wire or any other payment method approved by DFS to the account and by not later than the time specified by DFS.

2.2.f Ticket Issuer shall be responsible for obtaining the funds that represent the stored value of each Ticket that it issues to a Ticket holder, and Ticket Issuer shall hold such funds in an account at a reputable financial institution (the "Stored Value Account"). Such amount may change from tune

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        to time  depending  upon the  level of value of all  activated  Tickets.
        Ticket Issuer will maintain accurate records of the value balances on each Ticket. Ticket Issuer will also maintain funds in a reserve account ("Reserve Account") at a Morgan Stanley institution agreed upon with DFS in an amount specified in Exhibit A. The Reserve Account must be funded by not later than three (3) days prior to the date of the first shipment of Tickets under this Agreement. Ticket Issuer shall not have access to the Reserve Account, except as permitted pursuant to the terms of the Reserve Account Agreement, and shall not remove funds from the Stored Value Account, except through the actions of the Processor or financial institution holding the Stored Value Account to pay DFS any amounts Ticket Issuer owes DFS. Ticket Issuer grants DFS a right to offset amounts from the Reserve Account and Stored Value Account for the purposes set forth in Section 4 .0 for amounts owed by Ticket Issuer to DFS.

2.2.g Ticket Issuer will maintain all funds received to establish the value of Tickets in a segregated account at a Morgan Stanley financial institution, and shall hold such funds pending issuance of an
        Authorization for an expenditure of such funds and Ticket Issuer's Settlement obligation to DFS for such funds that have been the subject of a Ticket Sale. Ticket Issuer will remain responsible for Settlement to DFS until all amounts have been paid to DFS.

2.2.h Ticket Issuer will be responsible for providing all customer service to Ticketholders with respect to Tickets. Ticket Issuer shall provide Ticketholder terms and conditions with each Ticket that is sold or distributed to a Ticketholder, and such Ticketholder terms and conditions shall disclose all rules, terms, limitations and conditions of use of the Ticket to the Ticketholder, including any mandated by Governmental Requirements. Ticket Issuer shall also provide a toll-free telephone number and/or INTERNET SITE ACCESS to enable the Ticketholder to obtain customer service and to complete ORDINARY SERVICE FUNCTIONS SUCH AS CHECKING TICKET balance, LAST TRANSACTIONS, ETC. IN ALL cases, Ticket Issuer will insure that it provides an appropriate level of security for all such inquiries and customer service issues. Ticket Issuer will provide customer service availability for not less than fourteen (14) hours per day, and will deliver such customer service using service standards at least equal to those being provided by others in the industry.

2.2.1 Ticket Issuer will respond to any Ticketholder inquiries or disputed transactions in accordance with the procedures specified in the Operating Regulations and Technical Specifications Manual, and Ticket Issuer shall adhere to any final DFS' decision with respect to a resolution of a Ticketholder dispute even though such decision may require payment of amounts by Ticket Issuer, provided that the required payment shall not exceed the amount of the disputed transaction.

2.2.j   Ticket  Issuer  will   electronically   submit  a  Client  Program  Plan
        Description in the form of Schedule 2.2 (j) for each Client Program that will use the BIN assigned to Ticket Issuer

2.2.k Ticket Issuer agrees that from the Effective Date until the earliest to occur of (a) January 22, 2006, (b) the termination date of this Agreement or (c) the date on which DFS fails to remain current in all of its payments obligations, subject to any cure provisions contained in this Agreement, to Ticket Issuer under this Agreement, including without limitation DFS' payment obligations to Ticket Issuer under Section 2.4 below, Ticket Issuer will work exclusively with DFS, and not with any other bank, financial institution or card or ticket processor or issuer, with respect to Tickets that may be used for an Experience; it being agreed that for purposes of this Section 2.2.k, "Tickets" excludes tickets lacking electronically or magnetically stored values (informally known as "manual tickets").

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2.2.1   Ticket Issuer shall HAVE ENTERED INTO  AGREEMENTS  WITH  businesses that
        are  Discover  Card   Merchants  to   participate  in  its  Tickets  for
        Experiences program.

2.3     TICKET ISSUER USE OF A PROCESSOR

2.3.a If Ticket Issuer elects to utilize the services of a Processor, Ticket Issuer must designate the Processor where indicated on Exhibit A, and the Processor must be approved by DFS, enter into an agreement with DFS and must be tested and certified that it complies with the applicable provisions of the Operating Regulations and the Technical Specifications Manual.

2.3.b Ticket Issuer may elect to have a Processor perform additional services such as, Ticket personalization/production, IVR support (with not more than an eight second response time), call center support (at least 14 hours per day), and web development, and the like. The specific services to be provided by the Processor must be set forth where designated on Exhibit A.

2.4     Obligations of DFS to Arrange Ticket Purchases

2.4.a During the first year that this Agreement is in effect DFS agrees to arrange the purchase by DFS or its Affiliates of at least $200,000 (based on ticket retail value) of Tickets. During the second year that this Agreement is IN EFFECT, DFS AGREES TO ARRANGE THE PURCHASE BY DFS OR ITS AFFILIATES of at least $300,000 (based on ticket retail value) of Tickets. The Tickets shall be sold to DFS for $40 for golf ($49.95 retail) and $60 ($69.95 retail) for spa. DFS's obligation in this
        Section 2.4 (a) shall only continue for so long that Ticket Issuer is not in default hereunder, subject to any cure provisions contained in this Agreement, remains in business and continues to sell tickets.

3.0     WARRANTIES

3.1.    Ticket Issuer warrants to DFS that:

3.1.a It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has its principal office in the Commonwealth of Massachusetts;

3.1.b It has the corporate and legal authority and power to enter into this Agreement and to perform its obligations under the Program as outlined in this Agreement:

3.1.c That all financial statements of Ticket Issuer furnished to DFS are accurate in all material respects and fairly represent, in a11 material respects, the financial condition of Ticket Issuer, including contingent liabilities of every type, which financial condition has not changed materially or adversely as of the date of this employment:

3.1.d To the knowledge of the officers of Ticket Issuer, it owns, has licensed. or otherwise has the right to use any trademarks, service marks, patents or other intellectual property that are necessary for it to use in order to operate the Program and any Client Program, and, to the knowledge of the officers of Ticket Issuer, any such use will not infringe upon the rights of any third party;

3.1.e It operates its business in a safe and sound manner, and adheres to all applicable Governmental Requirements.

3.1.f It is not the subject of any litigation, infringement, or enforcement action by any Person or governmental body, which, if determined adversely to Ticket Issuer, would have a material adverse effect on the business, financial condition or operations of Ticket Issuer; and

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3.1.g   It has obtained all material  licenses;  consents or permissions  needed from any applicable governing authority to perform its duties set forth in this Agreement.

3.1.h EXCEPT FOR WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT, TICKET ISSUER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED. TO DFS OR TO ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR OTHERWISE (IRRESPECTIVE OF ANY PREVIOUS COURSE OF DEALINGS BETWEEN THE PARTIES OR CUSTOM OR USAGE OF TRADE), OR RESULTS TO BE DERIVED FROM THE USE OF ANY SOFTWARE, SERVICES, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT.

3.2     DFS warrants to Ticket Issuer that:

3.2.a It is a corporation duly organized and validly existing under the laws of Delaware, and has its principal office in the State of Illinois;

3.2.b It has the corporate and legal authority and power to enter into this Agreement and perform its obligations under the Program as outlined in this Agreement and the Operating Regulations;

3.2.c To the knowledge of the officers of DFS, it owns or has the right to use, and to authorize the limited use by of, the trademarks, service marks or other intellectual property that is necessary for it and the Ticket Issuer to use in order to operate the Program; and

3.2.d It operates its business in a safe and sound manner, and adheres to all applicable Governmental Requirements.

4.0     TERM AND TERMINATION

4.1 This Agreement shall commence on the Effective Date and shall remain in force for a period of two (2) years thereafter ("Initial Term"). After the Initial Term, this Agreement shall automatically renew for subsequent terms of one year each (each a "Subsequent Term") unless earlier terminated by one of the parties as set forth below.

4.2     This Agreement may be terminated:

4.2.a By either party, immediately upon notice to the other party in the event that the other party shall be wound up or dissolved; become insolvent; suffer a material, adverse change in its financial condition, or repeatedly fail to pay its debts as they come due: make an assignment for the benefit of creditors; file a voluntary petition in bankruptcy or for reorganization or be adjudicated as bankrupt or insolvent; or have a liquidator or trustee appointed over its affairs and such appointment shall not have been terminated and discharged within thirty (30) days; or

4.2.b By DFS upon two (2) business days' notice to Ticket Issuer in any case where Ticket Issuer is not maintaining the agreed upon amount in the Reserve Account or Stored Value Account, or Ticket Issuer has failed to pay Settlement when due (unless with respect to the initial time this event occurs, but not for any subsequent occurrence, in first case, within the two (2) business day notice period, Ticket Issuer deposits sufficient funds in the Reserve Account or Stored Value Account to

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        achieve the agreed upon amount,  or in second  case,  within the two (2)
        business day notice period, Ticket Issuer fully pays Settlement); or

4.2.c By either party upon thirty (30) days' prior written notice to the other party in the event of any material breach of this Agreement by such other party; provided, however, that, if, the defaulting party has promptly commenced to cure the default and if after the defaulting party's reasonable efforts such default could not be cured within such 30-day period, the defaulting party may make a request to the non-defaulting party by the end of such 30-day period that the time to cure a default be extended, and if the non-defaulting party agrees, such agreement not to be unreasonably withheld, delayed or conditioned, the time to cure such default shall be extended up to 60 additional days from the end of such 30-day period, provided that the defaulting party continues to use its reasonable efforts to cure such default during the extended period; or

4.2.d By either party, upon written notice provided not less than six (6) months prior to the expiration of the Initial Term or of any Subsequent Term.

4.2.e If either party reasonably concludes that this Agreement cannot be performed without violating applicable Governmental Requirements, or if the application of such Governmental Requirements impose material, additional and reasonably unavoidable costs to be incurred by TICKET ISSUER, the parties will negotiate IN GOOD FAITH TO MODIFY THIS AGREEMENT TO THE EXTENT NECESSARY TO ensure that the parties will be in full compliance with all applicable laws and regulations. If the parties cannot agree to any required changes, either party may, by giving written notice to the other party, terminate this Agreement as of a date specified in such notice. IN ADDITION, IF ANY governmental authority or third party initiates any action asserting that actions by PARTIES UNDER this Agreement violates any laws or regulations, either party may, by GIVING WRITTEN NOTICE, terminate this Agreement as of a date specified in such notice.

4.3 Upon termination of this Agreement, DFS may offset funds from the Reserve Account or Stored Value Account to pay for any amounts that are owed to DFS by Ticket Issuer, and may continue to offset from the Reserve Account or Stored Value Account for any amounts owed to it for the period that extends until 90 days after the expiration date of the last Ticket issued by Ticket Issuer (provided, however, upon termination of this Agreement, if permitted under its agreement with Ticketholders, Ticket Issuer may terminate all Tickets issued by Ticket Issuer upon 60 days notice to the Ticketholders). Upon payment to DFS of all amounts owed to it, DFS will immediately release any remaining amounts held in the Reserve Account and will immediately instruct the bank or Processor to release any remaining value in the Stored Value Account. DFS will provide Ticket Issuer with an accounting of any amounts withdrawn front the Reserve Account.

4.4 Upon termination or suspension of this Agreement, Ticket Issuer will immediately cease to issue or sell additional Tickets. Ticket Issuer will continue to perform its appropriate functions for closing out the existing value on all Tickets for 90 days after the expiration date of the last Ticket issued by Ticket Issuer, or termination of all Tickets outstanding, whichever is earlier.

4.5 If Ticket Issuer fails to pay any Settlement amount when due, or does not maintain agreed upon balances in the Reserve Account or Stored Value Account, in addition to DFS' rights set forth in Section 4.2.b, DFS may immediately suspend this Agreement and may notify Ticket Issuer to suspend issuance or activation of additional Tickets. In such event, after DFS has provided notice to Ticket Issuer, Ticket Issuer shall make an immediate transfer by Fed wire of the funds owed DFS or of the shortfall of funds into the Reserve Account or Stored Value Account. Provided that DFS has complied with Section 7.1.C of the Ticket Issuer Operating Regulations, for each day that Ticket Issuer fails to pay Settlement in full to DFS, Ticket Issuer shall pay as liquidated damages to DFS an amount equal to 10% of the amount that Ticket Issuer has failed to pay, up to a maximum often (10) days. If Ticket Issuer has failed to pay DFS all amounts owed to it by the tenth day after Ticket Issuer has received notice of its failure to pay- DFS, the Agreement shall be terminated in accordance with Section 4.2.b.

5.0     CONFIDENTIALITY

5.1. In the course of fulfilling their respective duties under this Agreement, DFS and Ticket Issuer may each disclose or communicate to the other party information and data that it deems as confidential or proprietary to it ("Confidential Information"). The term "Confidential Information" shall include, without limitation, all information and materials pertaining to the Network, Merchants, Discover Card Cardmembers. Client. Cardholders, technology, trade secrets, "know-how," products, facilities, processes, operations, suppliers, marketing objectives and plans, pricing AND OTHER INFORMATION PERTAINING TO THE business affairs of DFS AND Ticket Issuer and their respective affiliates and subsidiaries. The term "Confidential Information" also includes the existence of and the terms of this Agreement and each of the Exhibits, Schedules and Appendices that are a part thereof and any material that is clearly designated by DFS OR TICKET Issuer as "Confidential." The term "Confidential Information" shall include information or data that is in oral, written or other visual form, or recorded on tape, electronic or other media. The term "Confidential Information" shall exclude (a) information in the public domain or information that becomes available to the general public without restriction through no wrongful act or omission of the receiving party,
        (b) information received from a third party having a right to transfer such information, (c) information that is independently developed by the receiving party without reference to Confidential Information of the other party; or (d) information that is known by the receiving party or its affiliates or subsidiaries prior to disclosure by the disclosing party. Confidential Information disclosed by DFS shall be known as "DFS Confidential Information" and Confidential Information owned by Ticket Issuer shall be known as "Ticket Issuer Confidential Information."

5.2. Ticket Issuer agrees that DFS Confidential Information shall be used by Ticket Issuer only to perform its obligations under this Agreement. DFS Confidential Information received by Ticket Issuer shall be kept confidential and shall not be disclosed, directly), or indirectly, to any third party unless DFS consents in writing to such disclosure, and then only upon the prior execution of a confidentiality agreement containing terms substantially similar to those in this Section 5.0 by the third party to whom Ticket Issuer desires to disclose such information. Ticket Issuer further acknowledges that the information contained in Appendix A to Schedule 7.1 is highly confidential and may be disseminated only to Ticket Issuer's Chief Executive Officer and Chief Financial Officer.

5.3 DFS agrees that Ticket Issuer Confidential Information shall be used by DFS only to perform its Obligations under this Agreement. Ticket Issuer Confidential Information received by DFS shall be kept confidential and shall not be disclosed, directly or indirectly, to any third party unless Ticket Issuer consents in writing to such disclosure, and then only upon the prior execution of a confidentiality agreement containing terms substantially similar to those in this Section 5.0 by the third party to whom DFS desires to disclose such information. DFS further agrees not to use Client or Cardholder information or lists obtained pursuant to this Agreement to attempt to solicit Clients for a product that is similar to that being offered by Ticket Issuer under the Program, or to solicit Cardholders for direct sales of DFS' own gift card products. Notwithstanding the previous language, nothing herein is intended, or shall be deemed, to limit or prohibit DFS from maintaining in any way its usual and ordinary relationships with Merchants and Discover Card

        Cardholders or to offer Merchants or Discover Card Cardmembers the ability to purchase any product or service, including gift or cash cards offered by DFS or other parties.

5.4. Notwithstanding the above restrictions, DFS or Ticket Issuer may disclose Confidential Information if either DFS or Ticket Issuer receives a subpoena or order of a court or an agency or government authority of competent jurisdiction which is binding on the receiving party, and which compels the disclosure of Confidential Information, provided that to the extent permitted by law, the receiving party will immediately notify the disclosing party of the receipt of a subpoena or order so as to permit the disclosing party to contest any such subpoena or order. To the extent required by law or specific circumstances, either party may disclose this Agreement to its regulators, examiners, auditors, directors and counsel; (b) to proposed investors and financing sources, excluding any that are Competitors, and their advisors, unless the other party hereto has agreed in writing to such disclosure, or in connection with a merger or acquisition or proposed merger or acquisition, or the like; provided such parties are advised in writing of the obligations of confidentiality required by this Agreement and agree to be bound by them. DFS acknowledges that this Agreement may be sufficiently material to Ticket Issuer so as to require disclosure in SEC filings as part of Ticket Issuer's public company reporting obligations, and Ticket Issuer will inform DFS of this requirement and will seek DFS' approval of the language of such disclosure.

5.5. The provisions of this Section 5.0 shall survive termination of this Agreement.

6.0     RESPONSIBILITIES AND INDEMNIFICATION

6.1 DFS shall indemnify and hold Ticket Issuer, its affiliates, subsidiaries and their respective officers, directors, employees and representatives harmless from any and all claims made or threatened by any third party and all related losses, damages, claims, settlements and liabilities, including without limitation, any outside attorneys' fees and court costs reasonably incurred by an indemnified party (excluding indirect, consequential, punitive, special or exemplary damages) arising as a result of or in connection with the following:

6.l.a Any intentionally wrongful or negligent act or omission of DFS, its affiliates or subsidiaries, and their respective officers, directors, employees, agents or third party service providers thereof in connection with the performance of the duties and obligations of DFS under this Agreement;

6.l.b Any failure by DFS to comply with any term of this Agreement, or any breach of any warranty or representation made by DFS in this Agreement; and

6.1.c Any failure by DFS to comply with its obligations under any and all laws, rules and regulations applicable to DFS' obligations under this Agreement.

6.2 Ticket Issuer shall indemnify and hold DFS, its affiliates, subsidiaries and their respective officers, directors, employees and representatives harmless from any and all claims made of threatened by any third party and all related losses, damages, claims, settlements and liabilities. including without limitation, any outside attorneys' fees and court costs reasonably incurred by an indemnified party (excluding indirect, consequential, punitive, special or exemplary damages) arising as a result of or in connection with the following:

6.2.a Any intentionally wrongful or negligent act or omission of Ticket Issuer, its affiliates or subsidiaries, and their respective officers, directors, employees, agents or third party service providers thereof in connection with the performance of the duties and obligations of Ticket Issuer under this Agreement;

6.2.b Any failure by Ticket Issuer to comply with any term of this Agreement, or any breach of any warranty or representation made by Ticket Issuer in this Agreement, and

6.2.c Any failure by Ticket Issuer to comply with its obligations under any and all laws, rules and regulations applicable to Ticket Issuer's obligations under this Agreement.

6.3 Additionally, each party indemnifies and holds the other harmless from any loss, damages, claims, liabilities or expenses (including reasonable attorney's fees) to which they may be subject arising out of the interface of their respective systems as it may relate to this Agreement or the services to be provided hereunder.

6.4 If either party desires to obtain indemnity from the other party hereunder, it shall notify the other party, as soon as practicable, of the claims) to be indemnified against and shall permit the other party to assume and maintain the defense thereof with counsel selected by the indemnifying party. The indemnified party agrees to provide any reasonable assistance requested by the indemnifying party in order to defend an indemnified claim.

6.5 The provisions of this Section 6.0 shall survive termination of this Agreement.

7.0     FINANCIAL REQUIREMENTS

7.1 DFS shall prepare and send to Ticket Issuer an invoice each month for all amounts of fees and other charges due by Ticket Issuer or DFS under this Agreement, as calculated pursuant to the Pricing and Fee Schedule attached hereto as Schedule 7.1. Ticket Issuer or DFS agrees to pay all undisputed charges set forth on the invoice in full within thirty (30) days of the date of the invoice, unless otherwise provided in Schedule 7.1

7.2 If Ticket Issuer disputes any amounts on any invoice and such dispute cannot be resolved promptly through good faith discussions between the parties, Ticket Issuer shall pay the amounts due under this Agreement less the disputed amount, and the parties shall diligently proceed to resolve such disputed amount. An amount will be considered disputed in good faith if (i) Ticket Issuer delivers a written statement to DFS,
        (ii) such written statement represents that the amount in dispute has been determined after due investigation of the facts and that such disputed amount has been determined in good faith, and (iii) all other amounts due from Ticket Issuer that are not in dispute have been paid in accordance with the terms of this Agreement.

7.3 Ticket Issuer will maintain a Reserve Account as set forth in Section 2.2.f. Interest earned from the Reserve Account will be paid to Ticket Issuer quarterly.

7.4 Ticket Issuer will maintain the specified amount of funds in the Stored Value Account in accordance with the formula set forth in Exhibit A and (ticket Issuer's Processor shall use such funds to pay Settlement to DFS for all Ticket Transactions. Ticket Issuer shall not have direct access to the Stored Value Account. Only the Processor or the financial institution may remove funds in the Stored Value Account to pay amounts owed to DFS or to return to Ticket Issuer amounts in excess of the balance required in Exhibit A. Ticket Issuer shall cause Processor to provide to DFS with a daily report showing the total number of Tickets activated and the total dollar amount of value having been activated for use on the issued Tickets. DFS will monitor and review the Stored Value Account on a daily basis to determine Ticket Issuer's compliance with the requirements of this Agreement. DFS will consider moving to a quarterly review of the Stored Value Account upon demonstration by Ticket Issuer of six months of maintaining required balances in the Stored Value Account.

7.5 Ticket Issuer and DFS will keep true and accurate books of accounts and records concerning this Agreement and all Program requirements in accordance with sound accounting practices, employing standards, procedures and forms in conformity with generally accepted accounting principles in the United States. Ticket Issuer will provide periodic reports to DFS regarding the number of Card Accounts, the dollar amount of outstanding balances on Tickets and Ticket accounts, and such other information that DFS may reasonably request from time to time.

7.6 Ticket Issuer and DFS agree to arrange a mutually acceptable time to review financial arrangements. financial stability, and Program results.

7.7 Ticket Issuer will immediately provide DFS with any information regarding fraudulent activity with respect to Ticket Transactions, distribution, delivery/storage or any fraudulent activity that could jeopardize the integrity of the Network, the Discover brand or the Discover/NOVUS Acceptance Mark image. Each situation will be discussed and appropriate resolution or modifications will be determined. Resolution may result in changes impacting current procedures and will be discussed to determine mutually agreeable timeframe for implementation. DFS will immediately provide Ticket Issuer with any information regarding fraudulent activity with respect to Picket Transactions, distribution, delivery/storage or any fraudulent activity that could reasonably be expected to jeopardize Ticket Issuer's business or operations of which DFS becomes aware.

7.8 Ticket Issuer may assess fees and other charges when it collects funds from Clients or Ticketholders for the issuance or sage of the ticket. These fees and other charges must be charged and collected in accordance with applicable federal and state regulations, and must be disclosed to Ticketholders prior to sale, activation or initial use of the Tickets.

7.9 Ticket Issuer will be responsible for paying the amount of any Ticket Sale for which a Merchant has properly utilized Authorization procedures, including downtime and stand-in procedures outlined in
        Section 4 of the DFS Merchant Operating Regulations, or as further defined in the Merchant Services Agreement between DFS and the Merchant. However, if the amount of a Ticket Sale properly processed by the Merchant is greater than the available balance on the Card, Ticket Issuer will pay one-half of the difference between the amount of the Card Sale and the amount of the value remaining of the Ticket. If the Ticket Sale is not properly Authorized, the Ticket Issuer may request a chargeback to the Merchant using procedures outlined in the Ticket Issuer Operating Regulations.

8.0     INTELLECTUAL PROPERTY OWNERSHIP

8.1 Each of the parties will retain all rights of ownership in the respective property that they own as of the date of this agreement or developed by that party or its agents thereafter including, without limitation, patent rights, licenses, copyrights, service marks and trademarks in the software and systems each party operates as of the date of this Agreement, or that it develops or has developed for the purposes or administering the Program, providing services, or otherwise.

8.2 DFS shall continue to own all rights with respect to anything related to the Network, the Merchants and Discover Card Cardmembers, including, without limitation, all data and information related thereto or derived there from.

8.3 Ticket Issuer will own all Client information and lists and Ticketholder information and lists that it develops specifically for the purposes of this Program.

9.0     LIMITED AUTHORIZATION FOR DISCOVER/NOVUS ACCEPTANCE MARK USAGE.

9.1 DFS grants Ticket Issuer the non-exclusive right to use the Discover/NOVUS Acceptance Mark for the limited purpose only of placing such Mark on Cards/Tickets to indicate that Cards/Tickets may be used within the Network. Ticket Issuer must follow the guidelines for use of the Discover/NOVUS Acceptance Mark set forth in the Operating Regulations and the Technical Specifications Manual. Ticket Issuer shall not use the Discover/NOVUS Acceptance Mark, any registered trademarks, logos or name of DFS or any DFS affiliate company, or any other proprietary designations of DFS on any materials without first submitting all such materials to DFS and obtaining DFS' prior written consent.

10.0    GENERAL

10.1 Neither party may assign this Agreement without the express written consent of the other party.

10.2 This Agreement may not be amended, modified or changed in any way except by a written instrument executed by an authorized representative of each party.

10.3 The parties to this Agreement shall be deemed to be independent contractors. Nothing in this Agreement shall be construed as making the parties agents, employees, joint ventures, or partners.

10.4 Ticket Issuer and DFS will each comply in all material respects with all Governmental Requirements that apply, respectively, to each of them for all applicable jurisdictions in which the Program will operate.

10.5 Neither party hereto shall be held responsible for any delay or failure in performance hereunder caused in whole or in part by fire, strike, flood, embargo, labor dispute, act of sabotage, riot, accident, delay of carrier or supplier, voluntary or mandatory compliance with any governmental act, regulation or request, act of God or by public enemy, or any third party act or omission or other cause beyond such party's control. If any such contingency shall occur, this Agreement shall be deemed extended by the length of time such contingency continues. The parties shall use their best reasonable efforts to minimize the consequences of a force majeure event.

10.6 If any provision of this Agreement is held to be illegal, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall be construed and reformed and shall continue with the same effect as if such illegal, unenforceable or invalid provision was not a part hereof.

10.7 Any waiver (express or implied) by either party of any default or breach of this Agreement shall not constitute a waiver of any other or Subsequent default or breach.

10.8 The headings and captions contained in this Agreement shall not be considered to be a part hereof for purposes of interpreting or applying this Agreement, but arc for convenience only.

10.9 This Agreement may be executed in counterparts, each of which will be deemed an original and both of which together will constitute one instrument.

10.10   In the event of any conflict or inconsistency  between the terms of this
        Agreement   and  those  of  the  Operating   Regulations   or  Technical
        Specifications Manual, the terms of this Agreement shall govern.

10.11 This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, excluding its choice of law principles. The parties shall make all reasonable attempts to amicably resolve any disagreements arising out of this Agreement or from a breach thereof ("Disputes"). All Disputes that the parties are unable to amicably resolve shall be resolved exclusively in the Federal or State Courts located in Boston, Massachusetts, if initiated by Ticket Issuer, or in Chicago, Illinois, if initiated by DFS. Each party hereby consents to personal jurisdiction in the foregoing courts.

10.12 Either party may request an audit of the records of the other party that pertain to performance of the other party's duties under this Agreement, provided that (i) only one audit of a party shall be permitted during any year of this Agreement, (ii) the requesting party must provide not less than 30 days prior notice of the requested audit, (iii) the audit may only be performed during normal business hours and may not disrupt the ordinary operations of the party being audited, (iv) the audit must be performed by an independent third party that executes a confidentiality agreement with terms substantially similar to the terms contained in Section 5.0 hereof, (v) the cost of the audit shall be borne by the party requesting the audit.

10.13 All notices required or provided for in this Agreement shall be in writing and delivered by hand or by overnight courier, or sent first class mail and notices shall be addressed as follows:

                If to DFS:

                        Discover Financial Services, Inc.
                        200 Lake-Cook Road
                        Riverwoods, IL 60015
                        Attention: Joe Hurley, RW2 3A

                        Copy to:

                        Discover Financial Services, Inc.
                        2500 Lake-Cook Road
                        Riverwoods, IL 60015
                        Attention: General Counsel

                If to Ticket Issuer:

                        Utix Group, Inc.
                        170 Cambridge Street
                        Burlington, MA 01803
                        Attention: Anthony G. Roth

                        Copy to:

                        Duane Morris LLP
                        470 Atlantic Avenue, Suite 500
                        Boston, MA 02210
                        Attention: Lance A. Kawesch, Esq.

10.14 IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING. WITHOUT LIMITATION, LOSS OF PROFITS OR GOODWILL, WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

10.15   There are no third party beneficiaries of this Agreement.

With the intention to be bound by the terms of this Agreement, the parties have executed this Agreement by causing their respective authorized representatives sign where indicated below.

DISCOVER FINANCIAL SERVICES, INC.             UTIS GROUP, INC.

By:     /S/ Joseph E. Hurley                  By:     /S/ Anthony G. Roth
Name: Joseph E. Hurley                        Name: Anthony G. Roth
Title:   Vice President                       Title:   Pres & CEO

                             TICKET ISSUER--PROFILE
                                    EXHIBIT A

Ticket Issuer: UTIX GROUP, INC.

Initial BIN Assignment: 6011 9900

Date of First Ticket Issued (Startup):                XXXXX XX, 2004

Designated Processor: WILDCARD SYSTEMS, INC.

        Processor will perform the following tasks:

                Provide a positive or declined Authorization to Merchants through the Network

                Maintain data regarding Ticket and Ticket account balances

                Settle funds daily with DFS for Card Transactions

                Obtain funds from Ticket Issuer account

                Report monthly as provided in this Agreement and the agreement between DFS and Processor Ticket personalization/production

                IVR support Call center support/customer service

                Dispute processing

                Web development

        Processor will hold Authorization for _______days

        Ticket Issuer understands that Merchants have 90 days to Settle on Authorized transactions

Printer of Tickets: CPI.

        Address ______________________, Colorado

        Phone/Contact____________________

        Tickets to be packaged and stored at:

Bank Information

        Reserve  Account funds held at:_____  Discover  Bank____________________

                Amount in Reserve Acct. $250,000.00

                        Acct #__________________________________________________

        Stored Value Account Funds held at: Five Star Bank

                % against active funds _100%,

                        Acct #__________________________________________________

        Processor to collect funds from account held at Five Star Bank

                        Acct #__________________________________________________

                                Schedule 2.2 (j)


DISCOVER PRODUCT APPLICATION FORM
(OPEN ENVIRONMENT)

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Requested By:                            Date Submitted
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Discover Sign Off:                       Date Approved:
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TICKET ISSUER
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Ticket Issuer
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Processor
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Client
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Client Branding:             Front [_]           Back [_]
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Client Location:
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Discover/NOVUS               Front [_]           Back [_]         None [_]

Acceptance Marks:

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Purpose of Program:
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Will Client Fund             Yes [_]             No [_]
Ticket

Anticipated Average
Ticket

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Ticket Activation
Method:

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Ticket
Storage Distribution
Method

Type of Program     Gift, Cash, Stored   Client                        Payroll
                    Value - Direct to    Promotion to   Employee       (requires
                    Consumer [_]         Consumer [_]   Incentive [_]  ATM) [_]
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Insurance Claim     Personal Spending    Medical        Teen [_]       Other
(requires ATM) [_]  [_]                  Account [_]
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Sales Channel
Distribution

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Anticipated Volume: Total for Program                   Annual
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Gate Program
to Begin:
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Date Program
to End:
(if applicable)
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Ticket Expiration   Dynamic          Months from     Static

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Marketing Plan

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PROGRAM FUNCTIONALITY
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ATM for Cash: [_]
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Cardholder Statement:[_]             When (cycle)                 Type

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Customer SerVIce:[_]                 Type of

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Other Program Functionality[_]       Describe

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FUND MANAGEMENT
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Funds Held By:
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Funds Held Until:
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Funds Load Type:      Pre-Loaded [_]                  Pre-Load Values
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                      Single One Time Load [_]        Where & How
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                      Re-Loadable [_]                 How
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Ticket Value          Minimum Limits                  Maximum Limits
Limits:

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1.
2. DISCLOSURES*
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Insurance:                       Yes [_]                                  No [_]
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Miscellaneous Program
Specifics:
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Discover Waiver
Requests
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MCC Exclusion Requests:
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Exclusive MCC (Filter) -         _
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2.1.1.1 FOR DISCOVER USE ONLY
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Program Checklist          IIN Assigned [_]                    Comments
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                           Review Plastics [_]                 Comments
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                           Review Marketing Material [_]       Comments
-------------------------- --------------------------------- -------------------

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                                 Schedule 2.2(a)

* Discover/NOVUS Network generally will approve Product Application requests for most categories, with the following exceptions:

    o   Collection Agencies/Debt Consolidation

    o   Credit Reporting Cleansing Services

    o   Internet Gambling

    o Travel and Non-Travel Related Telemarketing Prize Packages (business offering prizes for the purchase of a product or service)

    o Any activity or service deemed to be illegal by state and/or federal authorities (i.e. prostitution)

    o   Tobacco related products and services.

    Alcoholic Beverage companies and related products and services may be approved by DNN.

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                                  SCHEDULE 7.1

                                PRICING AND FEES

1.      SET-UP FEES

A. Ticket Issuer Set-Up Fee. Ticket Issuer shall pay DFS a one-time fee to set up its Program with DFS in the amount of $10,000.

2.      CLIENT PROGRAM FEES

A. Ticket Issuer shall pay DFS a New Client Program fee for the first Program year of each new approved Client Program in the amount of $7,000.

B. For each Program year after the first year of a Client Program, Ticket Issuer shall pay a Client Program fee, per each Client Program, of $4,000.

3.      ACCOUNT NUMBER LICENSE FEES

A. Ticket Issuer shall pay DFS an Account Number license fee as Tickets are issued for each Client Program, determined by the cumulative number of Account Numbers licensed to and issued by Ticket Issuer under each Client Program. Account Numbers will be released only in increments of 10,000.

                         # Of Cumulative Tickets Issued          Fee per Ticket
                                 10,000 - 50,000                 50.15
                                50,001 - 100,000                 $0.15
                                100,001 - 500,000                50.15
                               500,001 - 1,000,000               50.15
                              1,000,001 - 5,000,000              $0.14
                             5,000,001 - 10,000,000              50.13
                             10,000,001 - 50,000,000             50.12

4.      TRANSACTION PRICING

A. Ticket Issuer shall pay DFS a fee based on the number of Ticket transactions processed by Discovcr/NOVUS Network. The amount of this fee is calculated monthly and is cumulative for a given calendar year.

                           # Cum. Transactions Routed            Fee Per Ticket
                                   to 250,000                    $0.075
                               250,001 to 500,000                50.070
                               500,001 to 750,000                $0.065
                              750,001 to 1,000,000               $0.060
                             1,000,001 to 5,000,000              50.055
                             5,000,001 to 25,000,000             $0.050
                            25,000,001 to 100,000,000            $0.050
                                over 100,000,001                 50.045

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5.      MISCELLANEOUS FEES AND COSTS

A. Micro-transactions (defined as transactions under $5.00) shall be permitted for up to 2% of the total Card Sale transactions (by number of transactions, not dollar volume) per month for each separate Client Program. When the number of Micro-transactions reaches 2%, for each Micro transaction thereafter, Ticket Issuer shall be charged $.075 per transaction.

B. Ticket Issuer will be responsible for paying any amounts due pursuant to the provisions of Section 7.9 of the Agreement.

C. DFS will consider requests from Ticket Issuer to provide the following additional services at the additional fees set forth below:

        (1) DFS will consider creation of new reports that are not part of the current Stored Value report package outlined in Technical Specifications Manual at an agreed-upon cost, to be determined according to the requested report.

        (2) Any research requested by Ticket Issuer that requires work by DFS in excess of 3 hours shall be billed to Ticket Issuer at $85 an hour.

        (3) Any changes to the Program requested by Ticket Issuer that require systems or other technology work to be performed shall be first estimated by the DFS Business Technology Group, and shall be billed at $150 an hour after and to the extent that DFS obtains Ticket Issuer's prior written approval of such work.

6.      REVENUE SHARE

        DFS will pay to Ticket Issuer an amount calculated by multiplying 1.39% of the net dollar volume of Card Sales transactions by the appropriate percentage amount set forth below:

NUMBER OF TICKETS
ISSUED IN A CONTRACT
YEAR:

1 to 1,000,000                               30%
1,000,001 to 2.000.000                       40%
above 2,000,000                              50%

The amount of the Revenue share may be netted from any amounts that Ticket Issuer owes to DFS, or will he paid directly to Ticket Issuer if the Revenue Share owed to Ticket Issuer exceeds the amounts Ticket Issuer owes to DFS.